Exhibit 10.4

TRANSITION SERVICES AGREEMENT
by and between
TECHNIPFMC PLC
AND
TECHNIP ENERGIES N.V.

Dated as of [ ● ], 2020

i

Article IX. DISPUTE RESOLUTION		13

9.1	Dispute Resolution.	13

Article X. MISCELLANEOUS PROVISIONS		13

10.1	Corporate Power	13
10.2	Modification or Amendments	13
10.3	Waivers of Default	13
10.4	Counterparts	14
10.5	Governing Law	14
10.6	Notices	14
10.7	Entire Agreement	15
10.8	No Third-Party Beneficiaries	15
10.9	Severability.	15
10.10	Interpretation..	16
10.11	Defined Terms	16
10.12	Expenses	16
10.13	No Set-Off	16
10.14	Specific Performance; Other Equitable Relief	16
10.15	Construction	16
10.16	Assignment; Successors and Assigns; No Third Party Beneficiaries	17
10.17	Conflict	17
10.18	Relationship of the Parties	17
10.19	Performance	17
10.20	Compliance with Laws	18
10.21	Other Agreements	18

ii

TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (this “Agreement”), is entered into effective as of  [ ● ] (“Effective Date”), by and between TechnipFMC plc, a public limited company formed under the Laws of England and Wales (“TFMC”) and Technip Energies N.V., a public limited liability company formed under the laws of the Netherlands and wholly owned subsidiary of TFMC (“TEN”). TFMC and TEN are each a “Party” and are sometimes referred to herein collectively as the “Parties.”
RECITALS
WHEREAS, TFMC, acting together with its subsidiaries, currently conducts the TFMC Business and the TEN Business;
WHEREAS, TFMC and TEN have entered into that certain Separation and Distribution Agreement, dated as of [ ● ] (the “Separation Agreement”) pursuant to which the Separation will be consummated; and
WHEREAS, following the Separation, the Parties have agreed that each Party, either itself or through its Subsidiaries, will provide to the other Party and its Subsidiaries certain services on a transitional basis to allow the other Party the time to develop the capability to perform such services for itself or to outsource such services to a third-party service provider;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:
ARTICLE I.
SERVICES
1.1       Provision of Services.

(a) Services Provided by TFMC.  Subject to the terms and conditions of this Agreement, TFMC agrees to provide, or cause to be provided, to TEN and its Subsidiaries the Services described on Annex I, solely for purposes of the continued operation of the TEN Business by TEN and its Subsidiaries in the ordinary course consistent with how the TEN Business was operated during the one-year period prior to the Effective Date.

(b) Services Provided by TEN.  Subject to the terms and conditions of this Agreement, TEN agrees to provide, or cause to be provided, to TFMC and its Subsidiaries the Services described on Annex II, solely for purposes of the continued operation of the TFMC Business by TFMC and its Subsidiaries in the ordinary course consistent with how the TFMC Business was operated during the one-year period prior to the Effective Date.

(c) Scope of Services.  For the avoidance of doubt, any tasks necessary to accomplish the Services, even if such tasks are not expressly set forth in Annex I or Annex II, shall be deemed to be part of the “Services” to be performed by the applicable Provider pursuant to this Agreement, provided that such tasks are an inherent part of the Services described on Annex I or Annex II, as applicable.

(d) Required Consents.  Provider shall use commercially reasonable efforts to obtain any third-party consents, approvals or amendments to Provider’s existing third-party agreements that are necessary to allow Provider to provide the Services to Recipient (the “Consents”).  Recipient shall pay, or, at Provider’s request, reimburse Provider for, the cost of obtaining the Consents and any fees or charges associated with the Consents, including, but not limited to, any additional license, sublicense, access or transfer fees.  Recipient acknowledges that there can be no assurance that Provider will be able to obtain the Consents. In the event that any Consents are not obtained, upon Recipient’s request, Provider will reasonably cooperate with Recipient to identify, and if commercially feasible, to implement, a work-around or other alternative arrangement for any affected Service(s), provided that (i) Recipient shall be responsible for all fees and costs associated with any such work-around or alternative arrangement, and (ii) Recipient acknowledges that any such work-around or alternative arrangement may adversely impact the Service Standards, and Provider shall not be liable for any breach of the Service Standards that results from the adoption of any such work-around or alternative arrangement.  If no commercially feasible alternative for a Service is available or capable of being reasonably implemented, Provider shall be relieved of its obligations to provide such Service.

(e) Cutover.  Recipient shall be responsible for planning and preparing the transition to its own internal organization or other third-party service providers of the provision of each of the Services provided to it hereunder (the “Cutover”).  At Recipient’s request, Provider shall meet with Recipient within ten (10) calendar days following such request to assist Recipient with the initial development of a plan for Cutover (the “Cutover Plan”) and shall provide Recipient with all information reasonably requested by it in connection with the development and implementation of the Cutover Plan.  Recipient shall, with Provider’s reasonable assistance, prepare a Cutover Plan with sufficient lead time in order to achieve a timely Cutover.  Once the Cutover Plan is prepared, Recipient shall promptly provide Provider a copy of the Cutover Plan, and Provider shall reasonably cooperate and shall use commercially reasonable efforts to cause its third-party vendors to reasonably cooperate, at Recipient’s expense, in a timely implementation of the Cutover Plan.

(f) Service and Project Managers. Each Party will appoint a manager for each Service (each a “Service Manager”), who shall be responsible for managing the provision of such Service and who shall be the primary contact for any issues relating to that Service.  The Parties’ initial Service Managers for each Service are set forth in Annex I and Annex II.  In addition, each Party will appoint a project manager, who shall oversee the Service Managers and ultimately be responsible for all day-to-day matters arising hereunder, and who shall be the primary contact for the other Party for any issues arising hereunder that are not covered or resolved by the Service Managers (each a “Project Manager”).  The Project Managers shall meet (in person or by telephone) at the request of either Project Manager, in order to ensure the provision of the Services in accordance with the terms hereof, as well as the orderly transition of those Services at the end of the applicable Service Term.  TFMC’s initial Project Manager shall be Stevan Verkin and TEN’s initial Project Manager shall be Charles Cessot.  Each Party may change its designated Project Manager upon notice to the other Party’s Project Manager. Each Party may change any of its Service Managers upon notice to the other Party’s Project Manager and applicable Service Manager.

1.2       Service Modifications and Additional Services.

(a) Changes. During the Term, the Parties may, in accordance with the procedures specified in this Section 1.2: (i) agree to modify the terms and conditions relating to the performance of a previously agreed-upon Service in order to reflect, among other things, new procedures or processes for providing such Service (a “Service Modification”), or (ii) agree upon terms and conditions related to the provision of services that are in addition to any of the previously agreed-upon Services and that were utilized in the conduct of the TEN Business or the TFMC Business (as appropriate), prior to Closing (an “Additional Service”).

(b) Change Requests.  In the event either of the Parties desires a Service Modification or an Additional Service (in each case, a “Change”), the Party requesting the Change will deliver a written description of the proposed Change (a “Change Request”) to the other Party as follows: (i) in the case of a Change Request by Provider, to Recipient’s Project Manager; and (ii) in the case of a Change Request by Recipient, to Provider’s Project Manager.

(c) Meeting of the Parties.  Unless the Party receiving the Change Request agrees to implement the Change Request as proposed, the Project Managers will meet in person or by telephone to discuss the Change Request no later than ten (10) Business Days after delivery of the Change Request to the other Party.

(d) Approval of Recipient Change Requests.  All Recipient Change Requests must be approved by Provider’s Project Manager in writing before the Change may be implemented in accordance with Section 1.2(f) below, such approval not to be unreasonably withheld, conditioned, or delayed.  For the purposes of the preceding sentence, the Parties agree that it is not unreasonable to: (i) withhold such consent to the extent that such proposed Change would increase the resources required for Provider to provide the Services after giving effect to the Change Request, (ii) withhold such consent if Provider determines that it would have to hire any new resources in order to provide the Services following implementation of the Change, whether due to lack of available personnel, lack of expertise of existing available personnel, or otherwise, (iii) condition such consent on Recipient agreeing to bear any increases in Provider’s cost of performance (including, if applicable, Fully Burdened Costs of personnel) resulting from such Change, or (iv) condition such consent on the Parties, acting in good faith, reaching an agreement on the pricing of the applicable Service following the Change.

(e) Approval of Provider Change Requests.  All Provider Change Requests must be approved by Recipient’s Project Manager in writing before the Change may be implemented in accordance with Section 1.2(f) below.  Such consent will not be unreasonably withheld, conditioned or delayed.  For the purposes of the preceding sentence, the Parties agree that it is not unreasonable to: (i) withhold such consent to the extent that such proposed Change would materially adversely affect Provider’s performance of the Services after giving effect to the Change Request, (ii) condition such consent on Provider agreeing not to pass to Recipient any increases in Provider’s cost of performance resulting from such Change, or (iii) condition such consent on Provider agreeing to reimburse Recipient for any costs incurred by Recipient to implement or accommodate such Change in order to continue to receive the Services.

(f) Implementation of Approved Change.  If a Change Request is approved in accordance with this Section 1.2, then Annex I or Annex II, as applicable, will be amended in accordance with Section 10.2  to reflect the implementation of the Change Request and any other agreed-upon terms or conditions relating to the Change.

1.3       Service Standards.
(a) Service Quality.  Except to the extent otherwise expressly provided in Annex I or Annex II, as applicable, Provider shall provide, or cause to be provided, the Services with at least the same degree of care, quality, priority, timeliness, and skill as its past practice in performing the Services for itself and/or the Recipient’s Business during the one-year period prior to the Effective Date (the “Service Standards”).  For the avoidance of doubt, nothing herein shall be construed to require Provider to maintain the employment of any particular individual(s), or any number of individual(s), and Provider shall be free to hire and terminate its personnel and its contractors in its sole and absolute discretion.

(b) Maintenance.  Notwithstanding anything to the contrary in Section 1.3(a), Provider shall have the right to shut down its facilities and/or systems used in providing the Services in accordance with scheduled maintenance windows that have been set by Provider and communicated in advance to Recipient’s Project Manager; provided, however, that Provider shall not shut down any such facilities and/or systems during critical operating periods.  The scheduled maintenance windows shall always be planned to be performed outside customary business hours, or if not possible, be planned so that such shut down shall not materially and adversely affect Recipient’s operations.  In the event maintenance is nonscheduled, Provider shall, whenever possible notify Recipient twenty-four (24) hours in advance.  Unless not feasible under the circumstances, this notice shall be given in writing or by email to the Recipient’s Project Manager.  Where written notice is not feasible, Provider shall give prompt oral notice, which notice shall be promptly confirmed in writing by Provider.  Provider shall be relieved of its obligations to provide Services only for the period of time that its facilities are so shut down but shall use commercially reasonable efforts to minimize each period of shutdown for such purpose and to schedule such shutdown so as not to inconvenience or disrupt the conduct of the business of the Recipient.  Provider shall consult with Recipient prior to temporary shutdowns to the extent reasonably practicable or, if not reasonably practicable, immediately thereafter in order to establish alternative sources for such Services.  To the extent commercially reasonable, Provider will afford Recipient the benefit of any arrangements for substitute services that Provider makes on its own behalf.

ARTICLE II.
FEES AND PAYMENT
2.1       Fees.  In consideration of the Services, Recipient shall pay to Provider the Fees associated with the Services provided to Recipient and its Subsidiaries hereunder.  The Fees for each Service will be determined as specified for such Service in Annex I and Annex II; provided that, if no Fees are specified for a Service in the applicable Annex, then the Fees for such Service shall be equal to Provider’s Fully Burdened Cost for providing such Service (the “Fees”).  In addition, without duplication of any expenses included in the Fees and unless specified otherwise in Annex I or Annex II, Recipient shall reimburse Provider for all reasonable out-of-pocket fees, costs and expenses incurred by Provider in the provision of the Services (“Expenses”).

2.2       Payment Terms.

(a) Invoices. Except as otherwise provided in Annex I or Annex II with respect to any Service, promptly following the end of each calendar month during the Term, Provider shall deliver to Recipient or its nominated designee an invoice setting forth the Fees and Expenses for the Services provided by Provider during the prior month.  All invoices or other demands for payment delivered pursuant to this Agreement shall set forth, or be accompanied by, reasonable documentation or other reasonable explanation supporting the amounts invoiced.

(b) Payment. Except as otherwise expressly provided to the contrary in this Agreement, any amount to be paid or reimbursed by a Party (where applicable, or a member of such Party’s Group) to the other Party (where applicable, or a member of such other Party’s Group) under this Agreement shall be paid or reimbursed hereunder within thirty (30) days after presentation of an invoice or a written demand therefor in accordance with Section 2.2(a).  All payments under this Agreement shall be made by electronic funds transfer of immediately available funds to the bank account specified by the Party receiving the payment.

(c) Disputed Amounts.  In the event that Recipient disputes in good faith the accuracy of any portion of an invoice, Recipient shall deliver to the Provider Project Manager notice of the dispute (which shall constitute an “Initial Notice” for purposes of the dispute resolution provisions incorporated by reference herein pursuant to Article IX), along with a reasonably detailed explanation of the basis of the dispute, on or prior to the applicable due date, and shall pay all undisputed portions of the applicable invoice in a timely manner in accordance with Section 2.2(b).  The Project Managers shall attempt to resolve the dispute in a prompt manner.  If the Project Managers are unable to resolve the dispute within ten (10) days from the date of the Initial Notice, either Party may, upon notice to the other Party, escalate the dispute to the “Dispute Committee” specified in [Section 6.2(b)] of the Separation Agreement, and thereafter, the dispute shall be resolved in accordance with Article IX hereof (and Article VI of the Separation Agreement).

(d) Late Payment Charge. Except as expressly provided to the contrary in this Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within thirty (30) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to the Prime Rate, from time to time in effect, plus two percent (2%), calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.

(e) Currency Conversion. Without the consent of the Party receiving any payment under this Agreement specifying otherwise, all payments to be made by either Provider or Recipient under this Agreement shall be made in U.S. dollars.  Except as expressly provided herein, any amount which is not expressed in U.S. dollars shall be converted into U.S. dollars by using the exchange rate published on Bloomberg at 5:00 pm, Eastern time, on the day before the relevant date, or in The Wall Street Journal on such date if not so published on Bloomberg.

2.3       Taxes. All sums payable under this Agreement are exclusive of value added tax, sales tax, service tax and turnover tax that may be levied in any jurisdiction (collectively, “Service Taxes”) which shall (if and to the extent applicable with respect to a Service) be payable by the Recipient of such Service to the extent that the Recipient bears primary liability for such Service Taxes under applicable Law.  Except to the extent provided in the Tax Matters Agreement, each Party shall be liable for its own Taxes that are imposed on (or measured by) net income or net profits, however denominated, and any interest, penalties, additions to Tax or additional amounts in respect of the foregoing.  If any Taxes are required to be deducted or withheld from any payments made by one Party (the “Payor”) to another Party (the “Payee”) hereunder, then such Payor shall (i) withhold or deduct the required amount and promptly pay such Taxes to the applicable Tax authority, and (ii) pay additional amounts to such Payee so that the net amount actually received by such Payee after such withholding or deduction of Tax is equal to the amount that such Payee would have received had no such withholding or deduction been required.  If the Payor makes a payment pursuant to this Section 2.3 in respect of which a Payee obtains and is entitled to retain an actual cash refund of Tax or an actual reduction in a Tax liability (including by virtue of the Payee obtaining a deduction for Tax purposes in respect of the cost, liability or expense for which the Payee was subsequently reimbursed by the Payor) then the relevant Payee shall reimburse the Payor for an amount equal to the lower of the amount of: (i) such refund or such actual reduction, after deducting any Tax thereon and after deducting the reasonable costs and expenses incurred in obtaining such refund or reduction; and (ii) the relevant payment in respect of which such refund or actual reduction arises.  Payor and Payee shall make commercially reasonable efforts to cooperate to the extent necessary to obtain any exemption relating to, or reduced rate of, deduction or withholding for or on account of Tax.
ARTICLE III.
TERM AND TERMINATION
3.1       Term.  This Agreement is effective as of the Effective Date and shall continue until the termination or expiration of all Services (the “Term”); provided, however, in the event the Separation Agreement is terminated, this Agreement shall automatically become null and void and no Party, nor any Party’s directors, officers or employees, shall have any Liability of any kind to any Person by reason of this Agreement.  After the Distribution, this Agreement may not be terminated except as otherwise provided in this Article III, or by an agreement in writing signed by the Parties.

3.2       Service Terms; Extensions.  The term for each Service is specified for that Service on Annex I and Annex II (each a “Service Term”).  Except as otherwise provided in Annex I or Annex II with respect to any Service, upon notice from Recipient to Provider at least forty-five (45) days prior to the expiration of a Service Term, Recipient shall have the right to extend the Service Term for the applicable Service for up to six (6) additional months; provided that (i) in the event the Service to be extended is contingent upon the provision of another Service, both Services must be extended; (ii) Recipient shall be required to pay any additional fees or costs (including retention costs, if applicable) incurred by Provider in order to extend the Service Term for the applicable Service(s); (iii) during the extended Service Term, the Fees for the applicable Service shall be increased by twenty-five (25) percent; and (iv) the total aggregate Service Term (including any extension) for the applicable Service does not exceed twenty-four (24) months. For the avoidance of doubt, to the extent that any extension to a Service Term would result in the aggregate Service Term for the applicable Service exceeding twenty-four (24) months, such extension must be mutually agreed in writing between the Parties in accordance with Section 10.2.

3.3       Early Termination.  Except as otherwise provided in Annex I or Annex II, Recipient may terminate this Agreement in respect of any or all of the Services, effective on the first day of any calendar month, by providing a minimum of thirty (30) days prior written notice Provider (an “Early Termination Notice”); provided, however, Recipient may not terminate a particular Service if such Service is interdependent with other Services, unless all such interdependent Services are simultaneously terminated.  Recipient shall reimburse Provider for Stranded Costs, if any, resulting from any such early termination as set forth in Annex I or Annex II, as applicable.

3.4       Termination for Default.

(a) Termination for Non-Payment.  A Provider may terminate this Agreement, with respect to all or any applicable Services it provides hereunder, if the Recipient fails to pay undisputed amounts due in accordance with Article II, and the Recipient fails to cure such payment default within thirty (30) days of receipt of notice of the payment default from the Provider.

(b) Termination for Material Breach.  A Recipient may terminate this Agreement, with respect to all or any applicable Services it receives hereunder, if the Provider is in material breach of this Agreement with respect to its provision of Services hereunder, and the Provider fails to cure such material breach within thirty (30) days of receipt of notice of such material breach from the Recipient.

3.5       Effect of Termination.

(a) Upon the expiration or termination of this Agreement or the termination of the provision of any Services hereunder, the Parties shall pay all costs and other sums owed to the other for the terminated Services provided or reimbursement of excess payments through the date of such expiration or termination on the payment terms set forth in Article II.  Unless Recipient is in default of its payment obligations hereunder, Provider will, at Recipient’s reasonable expense, provide such cooperation as may reasonably be requested by Recipient, in order to transition the terminated Services to Recipient or a third party service provider (the “Termination Services”).  Notwithstanding anything to the contrary, the Recipient will pay Provider its Fully Burdened Cost for providing the Termination Services (including, without duplication, reimbursement of all Expenses), which will be invoiced and payable in the same manner as set forth for Expenses in Article II above.

(b) The provisions of Article I Section 1.1(f), this Section 3.5, Article V, Article VI, Article VIII, Article IX, and Article X shall survive the expiration or the termination of this Agreement.  The remaining provisions shall survive to the extent such provisions are applicable to any amounts due for Services provided prior to termination or expiration, or are applicable to any Termination Services (including payment therefor).

ARTICLE IV.
COOPERATION AND ACCESS
4.1       Cooperation by Recipient.  Subject to the terms and conditions set forth in this Agreement, Recipient shall use commercially reasonable efforts to make available, as reasonably requested by Provider, sufficient resources and timely decisions, approvals and acceptances in order that Provider may accomplish its obligations under this Agreement in a timely and efficient manner.

4.2       Access to Premises and Systems. Each Party agrees that it shall, without charge, provide such reasonable access to its premises, personnel and/or computer systems or information stores, and such reasonable assistance, as may be required to the other Party for the other Party to perform their obligations or receive the Services under this Agreement. Unless otherwise agreed to in writing by the Parties, each Party will: (i) use the premises, computer systems and information stores of the other Party solely for the purpose of providing or receiving the Services; (ii) limit such access to those of its representatives with a bona fide need to have such access in connection with the Services and who, if required by the provisions of this Agreement, have been duly approved to have such access, and (iii) comply, and cause its employees, subcontractors and third-party providers to comply, with all policies and procedures governing access to and use of such premises, computer systems and/or information stores made known to such Party in advance. All user identification numbers and passwords disclosed by a Party to the other Party and any information obtained by either Party as a result of such Party’s access to and use of the other Party’s computer systems shall be deemed to be, and treated as, Confidential Information of the disclosing Party hereunder in accordance with the provisions set forth in Article VIII, with the same degree of care as such receiving Party uses for its own information of a similar nature, but in no event a lower standard than a reasonable standard of care.  The Parties shall cooperate in the investigation of any apparent unauthorized access to any premises, computer system and/or information stores of any Party.  These provisions concerning access to premises, personnel and/or computer systems or information stores shall apply equally to any access and use by a Party of the other Party’s electronic mail system, electronic switched network, either directly or via a direct inward service access or calling card feature, data network or any other property, equipment or service of the other Party, and any software that may be accessible by either Party in connection with this Agreement.

4.3       Compliance with Third Party Vendor Agreements.  Recipient shall comply with the terms of all third-party vendor agreements, copies of which Recipient has been provided, which are used by Provider in providing the Services.

ARTICLE V.
INTELLECTUAL PROPERTY
5.1       Ownership of Intellectual Property.  Except as otherwise expressly set forth herein, as between the Parties, each Party shall remain the exclusive owner of all right, title and interest throughout the world in and to its Intellectual Property, whether provided to one another in the performance or receipt of the Services, or in any other context given the relationships of the Parties under this Agreement.  Without limiting the foregoing and for the avoidance of doubt, ownership of any Intellectual Property that is developed or generated after the Effective Date in connection with any Service will vest, as between the Parties, in the Provider of such Service, except for any Intellectual Property generated by Recipient’s use of a Service in the ordinary course of operating the relevant business (e.g., copyrights in reports, documents or data generated through Recipient’s use of a Service).

5.2       No Implied License.  Each Party acknowledges that no license or conveyance of any rights to any Intellectual Property is granted to the receiving Party by the disclosure of Confidential Information pursuant to this Agreement.  Except as otherwise provided in the Separation Agreement or this Agreement, Recipient further acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and the licenses therefor which are owned by Provider by reason of Provider’s provision of the Services provided hereunder.

ARTICLE VI.
NO WARRANTIES; LIMITATION OF LIABILITY

6.1       No Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUT WITHOUT LIMITING ANY REPRESENTATIONS OR WARRANTIES IN THE SEPARATION AGREEMENT, (A) ALL SERVICES ARE PROVIDED “AS IS,” AND (B) PROVIDER PROVIDES NO WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER.  To the extent that Provider may not as a matter of applicable law disclaim any implied warranty, the scope and duration of such warranty will be the minimum permitted under such law.

6.2       Limitation of Liability.  WITH THE EXCEPTION OF CLAIMS ARISING FROM A PROVIDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THE PROVIDER SHALL NOT BE LIABLE TO THE RECIPIENT FOR ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ITS ACTS OR OMISSIONS AS A PROVIDER HEREUNDER.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW,  NEITHER PARTY, NOR ITS AFFILIATES, CONTRACTORS, SUPPLIERS OR AGENTS, SHALL HAVE ANY LIABILITY HEREUNDER FOR, AND DAMAGES SHALL NOT INCLUDE, ANY PUNITIVE, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, OR DAMAGES CALCULATED BASED UPON LOST PROFITS, LOSS IN VALUE OR MULTIPLE OF EARNINGS.  ANY CLAIM OR CAUSE OF ACTION REQUESTING OR CLAIMING SUCH DAMAGES IS SPECIFICALLY WAIVED AND BARRED, WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE OR A PARTY WAS NOTIFIED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE VII.
FORCE MAJEURE
7.1       Force Majeure.  In case a Party shall be hindered, delayed or prevented from performing its obligations under this Agreement (other than its payment obligation), or if such performance is rendered impossible by reason of fire, explosion, earthquake, storm, flood, drought, embargo, pandemic, wars or other hostilities, strike, lockout or other labor disturbance, mechanical breakdown, governmental action, or any other cause that is beyond the reasonable control of a Party (a “Force Majeure Event”), then the Party so hindered, delayed or prevented shall not be liable to the other Party for the resulting delay or failure to carry out its obligations hereunder.  In any such event, such Party’s affected obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof.  The affected Party will promptly notify the other Party, either orally or in writing, upon learning of the occurrence of such Force Majeure Event.  If the Force Majeure Event affects the provision of Services by Provider hereunder, Provider shall use commercially reasonable efforts to remove such Force Majeure Event as soon as and to the extent reasonably possible and, in any event, will treat the Recipient the same as any other internal or external service recipient of the affected Services, if any.  Upon the cessation of the Force Majeure Event, the affected Party will use commercially reasonable efforts to resume its performance with the least possible delay.  Notwithstanding the foregoing, and notwithstanding anything to the contrary in this Agreement, Recipient shall not be required to pay for the affected Services during the pendency of a Force Majeure Event.  If any Services are interrupted or suspended for more than ten (10) consecutive days, Recipient may immediately terminate the affected Services upon written notice to Provider.
ARTICLE VIII.
CONFIDENTIALITY
8.1       Confidentiality.  Each of the Parties agrees that any Confidential Information of the other Party received in the course of performance under this Agreement shall be kept strictly confidential by the Parties, except that Provider may disclose Recipient’s Confidential Information for the sole purpose of providing Services pursuant to this Agreement to any Affiliate of Provider or to third parties that provide such Services in accordance with the terms set forth in Section 10.16; provided, that Provider shall ensure that any such Affiliate or third party is bound in writing by obligations of confidentiality at least as strict as those contained herein.  Provider shall be responsible for any such Affiliate or third party keeping confidential such Confidential Information of Recipient.  The Party receiving Confidential Information further agrees (i) not to use the disclosing Party’s Confidential Information except as necessary to perform its obligations under this Agreement, and (ii) to take the same care with the disclosing Party’s Confidential Information as it does with its own, but in no event less than a reasonable degree of care.  Upon the termination of this Agreement, each Party shall return to the other Party or destroy all of such other Party’s Confidential Information.  Each of the Parties shall treat the terms of this Agreement as if they were the Confidential Information of the other Party and shall not disclose the terms of this Agreement without the other Party’s prior written consent, except as required by applicable Law, by the rules of any national stock exchange with respect to a Party’s publicly-traded securities or as otherwise permitted under this Agreement.
8.2       Government Order.  If the receiving Party is requested to disclose any of the disclosing Party’s Confidential Information pursuant to any judicial or governmental order, the receiving Party will promptly notify the disclosing Party of such order so that the disclosing Party, in its sole discretion, may seek an appropriate protective order and/or take any other action to prevent or minimize the breadth of such disclosure.

ARTICLE IX.
DISPUTE RESOLUTION
9.1       Dispute Resolution.  Any and all disputes, controversies and claims arising hereunder, including with respect to the validity, interpretation, performance, breach or termination of this Agreement shall be resolved through the procedures provided in Article VI of the Separation Agreement.

ARTICLE X.
MISCELLANEOUS PROVISIONS
10.1     Corporate Power.

(a) TFMC represents on behalf of itself and each other member of the TFMC Companies, and TEN represents on behalf of itself and each other member of the TEN Companies, as follows:

(i) each such Person has the requisite public limited company, public limited liability company or other power and authority and has taken all public limited company, public limited liability company or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and
(ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.
(b)            Each Party acknowledges that it and each other Party may execute this Agreement by facsimile, stamp or mechanical signature. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of any other Party at any time it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

10.2     Modification or Amendments. Subject to the provisions of applicable Law, and except as otherwise provided in this Agreement, this Agreement may be amended, modified or supplemented only by written instrument signed by the authorized representative of the Party against whom it sought to enforce such waiver, amendment, supplement or modification is sought to be enforced; provided, at any time prior to the Effective Date, the terms and conditions of this Agreement, including terms relating to the Transactions, may be amended, modified or abandoned by and in the sole and absolute discretion of the TFMC Board without the approval of any Person, including TFMC or TEN.
10.3     Waivers of Default.  Waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

10.4     Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

10.5     Governing Law. This Agreement (and any claims arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of New York, irrespective of the choice of laws principles of the State of New York, including all matters of validity, construction, effect, enforceability, performance and remedies.

10.6     Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid or by prepaid overnight courier (providing written proof of delivery), or by confirmed facsimile transmission or electronic mail (with confirmed receipt), addressed as follows:

If to TFMC, to:
TechnipFMC plc
One St. Paul’s Churchyard,
London EC4M 8AP, United Kingdom
Attention: Chief Legal Officer
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, IL 60611
United States of America
Attention: Ryan Maierson
Email: ryan.maierson@lw.com
Attention: Christopher R. Drewry
Email: christopher.drewry@lw.com

If to TEN, to:
Technip Energies N.V.
6-8 Allée de l’Arche
Faubourg de l’Arche
ZAC Danton
92400 Courbevoie
France
Attention: Chief Legal Officer
with a copy (which shall not constitute notice) to:
Davis & Polk Wardwell LLP
450 Lexington Avenue
New York, New York 10017
United States of America
Attention: William Aaronson
Email: william.aaronson@davispolk.com
Attention: Jacques Naquet-Radiguet
Email: jacques.naquet@davispolk.com
or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.
10.7     Entire Agreement. This Agreement (including any annexes hereto), together with the Separation Agreement and the other Ancillary Agreements constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof.

10.8     No Third-Party Beneficiaries.  The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person (including, without limitation, any shareholders of TFMC or shareholders of TEN) except the Parties hereto any rights or remedies hereunder; and (b) there are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any third Person (including, without limitation, any shareholders of TFMC or shareholders of TEN) with any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

10.9     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.10   Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule, Exhibit or Annex, such reference shall be to a Section of, Schedule to, Exhibit to or Annex to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa. All references in this Agreement to “$” are intended to refer to United States dollars and all references to “EUR” are to the lawful currency of the European Union. Any reference to a particular Law means such Law as amended, modified or supplemented (including all rules and regulations promulgated thereunder) and, unless otherwise provided, as in effect from time to time.

10.11   Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings specified or referred to in Annex III, or if not defined therein, in the Separation Agreement.

10.12   Expenses.  Except as otherwise expressly provided herein, each Party shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

10.13   No Set-Off.  The obligations under this Agreement shall not be subject to set-off for non-performance or any monetary or non-monetary claim by any Party or any of their respective Affiliates under any other agreement between the Parties or any of their respective Affiliates.

10.14   Specific Performance; Other Equitable Relief.

(a)       Subject to Article IX, the Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article III, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (without necessity of posting bond or other security (any requirements therefor being expressly waived)), this being in addition to any other remedy to which they are entitled at Law or in equity.

(b)       Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) it has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

10.15   Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have conducted such investigations they thought appropriate, and have consulted with such advisors as they deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by the other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or their preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

10.16   Assignment; Successors and Assigns; No Third Party Beneficiaries.  Neither this Agreement nor the rights or obligations hereunder shall be assignable by either Party, by operation of law or otherwise, without the prior written consent of the other Party, and any purported assignment or delegation in violation of this paragraph shall be null and void; provided, however, that (a) either Party may, without the consent of any other Party, assign any or all of its rights and interests, and delegate any or all of its obligations, to an Affiliate, provided that no such assignment or delegation shall relieve the assigning or delegating Party of its obligation to ensure performance by such Affiliate of its delegated obligations, (b) nothing in this Section 10.16 will restrict Provider from subcontracting the provision of Services to an Affiliate or to any third parties to the extent such third parties are used to provide such Services or similar services to other businesses of Provider and its Affiliates, and (c) a Party may assign its applicable rights, obligations and interests to a third party hereunder in conjunction with (i) the change in control of such Party, (ii) the sale of all or substantially all of the assets of such Party, or (iii) the sale or divestiture of any of the product lines, operating units, subsidiaries or business divisions of such Party,  provided that (x) such assigning Party shall remain responsible for all liability of such Party accrued hereunder as of the date of such assignment, (y) the assignee agrees in writing to assume all applicable obligations of the assigning Party accruing hereunder after such assignment (whereupon the assigning Party will be relieved of all liability and obligations hereunder to the extent accruing after such assignment), and (z) as of the date of such assignment, such assignee has commercially reasonably financial wherewithal to assume all applicable obligations.  Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.  No provision of this Agreement is intended to confer any rights, benefits, remedies or liabilities hereunder upon any person other than the Parties and their respective successors and permitted assigns.

10.17   Conflict. In case of conflict between the terms and conditions of this Agreement and any schedule hereto, the terms and conditions of this Agreement shall control and govern.

10.18   Relationship of the Parties.  The relationship of the Parties to each other is that of independent contractors and neither Party nor its agents or employees shall be considered employees or agents of the other Party.  This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture or grant of a franchise between the Parties.  Neither Party shall have the right to bind the other Party to any obligations to third parties.

10.19   Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

10.20   Compliance with Laws.  Each Party shall comply, at its own expense, with the provisions of all Laws applicable to the performance of its obligations under this Agreement.

10.21   Other Agreements.  Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Separation Agreement or the other Ancillary Agreements.
[Signature Page To Follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.
TECHNIPFMC PLC
By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.
TECHNIP ENERGIES N.V.
By:
Name:
Title:

ANNEX I
Services provided by TFMC to TEN
[To come]

ANNEX II
Services provided by TEN to TFMC
[To come]

ANNEX III
Defined Terms
 “Confidential Information” means all (i) non-public information and material of a Party or its Affiliates (and of companies with which such Party has entered into confidentiality agreements) that the other Party obtains knowledge of or access to; (ii) non-public Intellectual Property of the disclosing Party; and (iii) business and financial information of the disclosing Party, including but not limited to pricing, business plans, forecasts, revenues, expenses, earnings projections, sales data and any and all other non-public financial information; provided, however, “Confidential Information” does not include information that: (i) is or becomes public knowledge without any action by, or involvement of, the receiving Party or its Affiliates or contractors; (ii) is independently developed by the receiving Party without reference or access to the Confidential Information of the disclosing Party and is so documented; or (iii) is obtained by the receiving Party without restrictions on use or disclosure from a third party who did not receive it, directly or indirectly, from the disclosing Party.

 “Fully Burdened Cost” has the meaning set forth in Annex IV.

 “Provider” refers to (i) TFMC, in connection with Services provided by such Person pursuant to Section 1.1(a) of this Agreement, and (ii) TEN, in connection with Services provided by such Person pursuant to Section 1.1(b) of this Agreement.

 “Recipient” refers to (i) TEN, in connection with Services received by such Person pursuant to Section 1.1(a) of this Agreement, and (ii) TFMC, in connection with Services received by such Person pursuant to Section 1.1(b) of this Agreement.

 “Service” refers to (i) each Service provided by or at the direction of TFMC to TEN and its Subsidiaries as set forth on Annex I in accordance with Section 1.1(a) and (ii) each service provided by or at the direction of TEN to TFMC and its Subsidiaries as set forth on Annex II in accordance with Section 1.1(b).

“Stranded Costs” means, with respect to any particular Service, the amounts identified as “Stranded Costs” for early termination, if any, in Annex I or Annex II, as applicable.

Other Defined Term References
Defined Term	Section
Action	Separation Agreement
Additional Services	Section 1.2(a)
Affiliate	Separation Agreement
Agreement	Preamble
Ancillary Agreements	Separation Agreement
Asset Transfer Agreement	Recitals
Change	Section 1.2(b)
Change Request	Section 1.2(b)
Consents	Section 1.1(d)
Contract	Separation Agreement
Cutover	Section 1.1(e)
Cutover Plan	Section 1.1(e)
Distribution	Separation Agreement
Early Termination Notice	Section 3.3
Effective Date	Preamble
Expenses	Section 2.1
Fees	Section 2.1
Force Majeure Event	Section 7.1
Law	Separation Agreement
Liabilities	Separation Agreement
Party(ies)	Preamble
Payee	Section 2.3
Payor	Section 2.3
Person	Separation Agreement
Project Managers	Section 1.1(f)
Separation	Recitals
Separation Agreement	Recitals
Service Modification	Section 1.2(a)
Service Standards	Section 1.3(a)
Service Managers	Section 1.1(f)
Service Taxes	Section 2.3
Service Term	Section 3.2
Services	Section 1.1(a)
Subsidiary	Separation Agreement
Tax Matters Agreement	Separation Agreement
TEN	Preamble
TEN Business	Separation Agreement
Term	Section 3.1
Termination Services	Section 3.5(a)
TFMC	Preamble
TFMC Business	Separation Agreement

ANNEX IV
Costing Methodology
The term “Fully Burdened Cost” represents the total cost to provide a Service.  The intent is to assign to the Service all direct costs (including direct labor at average labor rates, direct supervision, benefits, travel and related costs, service-related training and any direct third party costs incurred to provide the Service) as well as a relevant portion of overhead.  Overhead includes the necessary costs to support the provision of a Service including indirect labor, building occupancy costs, depreciation, information technology costs, site costs, and supplies.  Average departmental labor rates are normally used to charge direct labor to a product or Service.  Actual material purchase prices are used to charge direct materials to a product or Service.
I.          Methodology.  Provider will use a methodology similar to the following to calculate the Fully Burdened Cost to provide a Service:
The Service to be performed will be defined (e.g., Accounts Payable, Accounts Receivable).
A. Direct costs to provide the Service are charged directly to the applicable Provider providing this Service.  These costs generally include direct labor, direct supervision, employee benefits, travel and related costs, service-related training, Taxes, permits, and any direct third party costs incurred to provide the Service.

B. Direct costs will be allocated to the Service being provided using appropriate and available cost drivers or based on an effort study to determine the portion of the total effort of the relevant Provider utilized to provide the defined Service in A. above.

C. An allocation of overhead to the Service being provided will be determined by first identifying relevant overhead costs necessary to support the Service.  Second, an appropriate and available cost driver will be used to relate the overhead to the Service being provided.

D. Fully Burdened Cost is equal to the sum of direct costs as determined in B and allocated overhead as determined in C.  The unit charge rate for each Service provided is determined by dividing the total cost by the forecast/actual units (e.g., direct hours, etc.).

II. Example Overhead Costs.  The overhead portion of Fully Burdened Cost attributable to a Service shall include (but is not limited to) costs such as:

A.             Information technology costs including voice communication, data communication, desktop hardware and software, desktop support, application support, data center and related hardware costs and administration.

B.            Related costs including rent, property and related Taxes, insurance and depreciation.

C.             Maintenance.

D.            Utilities.

E.             Security costs.

F.             Office administration and supplies.

III. Examples of Overhead Costs Not Included in Overhead Calculations.  The following costs will not be includable in the overhead portion of Fully Burdened Cost:

A. Costs for corporate executives, including the CEO and those overseeing the following functions:  Finance, Human Resources, Information Technology, Supply, Chain Management and Logistics, Corporate Marketing, and Corporate Research and Development.

B. Corporate marketing costs.

C. Any cost that does not directly or indirectly support the Service being provided.